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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]

                                August 17, 1998

Health Care and Retirement Corporation
One SeaGate
Toledo, Ohio 43604-2616

Re: Registration Statement on Form S-4;
    70,000,000 shares of Common Stock, par value $.01 per share.

Ladies and Gentlemen:

     In connection with the registration by Health Care and Retirement Corporation, a Delaware corporation (the "Company"), of up to 70,000,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission on August 17, 1998 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Registration Statement relates to the proposed issuance by the Company of the Shares pursuant to the Amended and Restated Agreement and Plan of Merger dated as of June 10, 1998 (the "Merger Agreement") by and among the Company, Manor Care, Inc. and Catera Acquisition Corp., a wholly owned subsidiary of the Company.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within the state.

     Subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/  LATHAM & WATKINS